                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                            Meridian Bancorp, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                            Meridian Bancorp, Inc.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

              [LETTERHEAD OF MERIDIAN BANCORP, INC. APPEARS HERE]


[LOGO OF MERIDIAN APPEARS HERE]

                                                                  March 17, 1995

Dear Shareholder:

  Meridian Bancorp's Annual Meeting of Shareholders will be held on Tuesday, April 25, 1995, at 4:00 p.m. The Meeting will be held in the Regency Ballroom of the Sheraton Berkshire, Route 422 and Paper Mill Road, Wyomissing, Pennsylvania.

  The matters to be acted on at the Meeting are the election of eight Class III directors, consideration of a proposal to amend Meridian's 1993 Stock Option Plan, and ratification of Meridian's independent auditors for 1995. A shareholder proposal will also be considered at the Meeting. All of these matters are described in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement, which you should review carefully.

  Please sign and date your proxy card and return it in the enclosed envelope as soon as possible. If you plan to attend the Meeting, please be sure to bring the enclosed admission ticket with you to the Meeting.

  Thank you for your interest in Meridian. I look forward to seeing you at the Meeting.

                                Sincerely,

                                /s/ Samuel A. McCullough

                      [LOGO OF MERIDIAN APPEARS HERE]

                               MERIDIAN BANCORP, INC.
                               35 North Sixth Street
                               P.O. Box 1102
                               Reading, Pennsylvania 19603
                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 1995

To the Shareholders of Meridian Bancorp, Inc.:

  Notice is hereby given that the Annual Meeting (the "Meeting") of the holders of Common Stock (the "Common Stock") of Meridian Bancorp, Inc. ("Meridian" or the "Company") will be held at the Sheraton Berkshire, Regency Ballroom, Route 422 West and Paper Mill Road, Wyomissing, Pennsylvania on Tuesday, April 25, 1995, at 4:00 p.m., local time:

    1. To elect eight Class III directors to hold office for three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1).

    2. To consider and act upon proposed amendments to Meridian's 1993 Stock Option Plan (Matter No. 2).

    3. To ratify the appointment by Meridian's Board of Directors of KPMG Peat Marwick as Meridian's independent auditors for the fiscal year ending December 31, 1995 (Matter No. 3).

    4. To consider and act upon a shareholder proposal to provide for cumulative voting in the election of Meridian's directors (Matter No. 4).

    5. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

  Holders of record of issued and outstanding shares of Common Stock at the close of business on February 15, 1995 are entitled to notice of, and to vote at, the Meeting. Such shareholders may vote in person or by proxy. The stock transfer books of Meridian will not be closed.

  The Board of Directors of Meridan cordially invite you to attend the Meeting. Whether or not you are personally present, it is important that your shares be represented at the Meeting. Accordingly, please sign and return your proxy in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ William L. Gaunt,

                                          William L. Gaunt,
                                          Secretary
Dated: Reading, Pennsylvania
       March 17, 1995

  SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN
                            ----  ----     ----                    --------
THE ACCOMPANYING ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME BY A WRITTEN INSTRUMENT, INCLUDING A LATER DATED PROXY, SIGNED IN THE SAME MANNER AS THE PROXY AND RECEIVED BY THE SECRETARY OF MERIDIAN AT OR BEFORE THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY BY VOTING IN PERSON.

                      [LOGO OF MERIDIAN APPEARS HERE]

                               MERIDIAN BANCORP, INC.
                               35 North Sixth Street
                               P.O. Box 1102
                               Reading, Pennsylvania 19603

                               ----------------

                                PROXY STATEMENT

                               FOR ANNUAL MEETING

                                 APRIL 25, 1995

                                    GENERAL

INTRODUCTION

  Meridian Bancorp, Inc. ("Meridian") is a Pennsylvania business corporation and multibank holding company headquartered at 35 North Sixth Street, Reading, Pennsylvania 19601. Meridian owns all of the outstanding common stock of Meridian Bank, Meridian Bank, New Jersey and Delaware Trust Company. Meridian also owns a number of nonbanking subsidiaries engaged in various aspects of the financial services industry.

SOLICITATION OF PROXIES

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meridian to be used at the Annual Meeting (the "Meeting") of holders of Common Stock (the "Common Stock") of Meridian to be held at the Sheraton Berkshire, Regency Ballroom, Route 422 West and Paper Mill Road, Wyomissing, Pennsylvania, at 4:00 p.m., local time, on Tuesday, April 25, 1995, and at any adjournment or adjournments thereof. The approximate date upon which this Proxy Statement and the accompanying proxy were first sent, given or otherwise made available to shareholders was March 17, 1995. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and employees of Meridian and its subsidiaries. Meridian will pay all costs of soliciting proxies. In addition, Meridian has retained Georgeson & Co., Inc. to assist with the solicitation of proxies at an estimated cost of $6,000 plus reasonable out-of-pocket expenses.

VOTING SECURITIES

  Holders of record of Meridian's Common Stock at the close of business on February 15, 1995 are entitled to notice of, and to vote at, the Meeting.

  At the Meeting, each shareholder is entitled to one vote for each share of Common Stock registered in the shareholder's name at the close of business on February 15, 1995. On February 15, 1995, there were 57,843,092 shares of Common Stock outstanding and, accordingly, holders of Common Stock are entitled to cast a total of 57,843,092 votes at the Meeting. Holders of Common Stock are not entitled to cumulate votes in elections of directors.

  If a shareholder participates in Meridian's Shareholder Automatic Dividend Reinvestment and Stock Purchase Plan, the proxy card sent to such shareholder will represent the number of shares registered in the shareholder's name and the number of shares, including fractional shares, credited to the shareholder's Dividend Reinvestment Plan account.

  If the enclosed form of proxy is appropriately marked, signed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election of the nominees of Meridian's Board of Directors, "FOR" the proposed amendments to Meridian's 1993 Stock Option Plan, "FOR" the ratification of KPMG Peat Marwick as Meridian's independent auditors for 1995, and "AGAINST" the shareholder proposal to provide for cumulative voting in the election of Meridian's directors. Signed proxies will be voted "FOR" or "AGAINST" each other matter which properly comes before the Meeting or any adjournment or adjournments thereof, at the discretion of the persons named as proxyholders.

RIGHT OF REVOCATION

  Any shareholder giving a proxy has the power to revoke it by a written instrument, including a later dated proxy, signed in the same manner as the proxy and received by the Secretary of Meridian prior to its exercise. Any shareholder attending the Meeting may also revoke his proxy by voting in person at the Meeting.

QUORUM

  Under Meridian's Articles of Incorporation, the presence, in person or by proxy, of shareholders entitled to cast at least 66 2/3% of the votes which all shareholders are entitled to cast will constitute a quorum for the transaction of business at the Meeting.

PRINCIPAL SHAREHOLDERS

  The following table sets forth information, as of February 15, 1995, as to beneficial owners, either directly or indirectly, of 5% or more of the outstanding shares of Common Stock and as to the right and power of Meridian, directly or indirectly, to vote shares of Common Stock.

                                                     AMOUNT AND NATURE  PERCENT
                NAME AND ADDRESS OF                    OF BENEFICIAL      OF
                  BENEFICIAL OWNER                       OWNERSHIP       CLASS
                -------------------                  -----------------  -------
George Strawbridge, Jr., Nina S. Strawbridge and
 Barton J. Winokur, as co-trustees under a Deed of
 Trust of
 Mr. Strawbridge, dated January 21, 1991............     4,200,310(/1/)  7.26%
  Building B, Suite 100
  3801 Kennett Pike
  Wilmington, DE 19807
Delaware Management Company, Inc....................     3,763,100(/2/)  6.51
  2005 Market Street
  Philadelphia, PA 19103
Meridian Asset Management, Inc., Meridian Trust
 Company and Delaware Trust Capital Management,
 Inc.(/3/)(/4/).....................................     2,733,182(/5/)  4.73
  c/o Meridian Bancorp, Inc.
  35 North Sixth Street
  Reading, PA 19601

- --------
(/1/) As reported in a Schedule 13D, dated March 28, 1991 (as amended May 15,
      1991), filed by such persons with the Securities and Exchange Commission. As reported, Mr. Strawbridge may be deemed to have sole voting and dispositive power over all of such shares by virtue of his power to revoke the trust, and Mrs. Strawbridge and Mr. Winokur may be deemed to share voting and dispositive power over such shares by virtue of their positions as trustees of such trust. Mrs. Strawbridge and Mr. Winokur each disclaims beneficial ownership of all of the shares owned by the trust.
      Mrs. Strawbridge may also be deemed to have sole voting and dispositive power over an additional 5,000 shares held by a revocable trust and to share voting and dispositive power over 5,076 shares held in a fiduciary account for the benefit of her minor son; Mrs. Strawbridge disclaims beneficial ownership of such 5,076 shares. Mr. Strawbridge may be deemed to share voting and dispositive power over an additional 228,120 shares held by various trusts or fiduciary accounts for the benefit of members of his family; Mr. Strawbridge disclaims beneficial ownership of such 228,120 shares. Mr. Strawbridge also owns an additional 263 shares jointly with his son for which he shares voting and dispositive power. (See "Matter
      No. 1--Election of Directors," herein.)
(/2/) As reported as beneficially owned by Delaware Management Company, Inc. as of December 31, 1994 in filings made with the Securities and Exchange Commission. Of such shares, Delaware Management Company, Inc. reports sole voting power over 2,819,800 shares, shared voting power over 39,400 shares, sole dispositive power over 3,615,600 shares, and shared dispositive power over 147,500 shares.
(/3/) These shares were held of record by nominees for certain trust, estate and agency accounts administered by Meridian Asset Management, Inc., Meridian Trust Company and Delaware Trust Capital Management, Inc.
(/4/) As of February 15, 1995, 1,997,041 shares of Common Stock (approximately
      3.5% of outstanding shares of Common Stock) were held of record by a nominee for Meridian Trust Company ("MTC"), trustee for the Meridian Bancorp, Inc. Savings Plan. Under the terms of the Savings Plan, these shares are voted in the manner directed by Savings Plan participants. Shares held under the Savings Plan for which no direction is given for or against all matters in the same proportion as shares held under the Savings Plan are directed and voted for and against such matters. As of February 15, 1995, 1,584,700 shares of Common Stock (approximately 2.7% of outstanding shares of Common Stock) were held of record by a nominee for Meridian Trust Company, trustee for the Meridian Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP"). Under the terms of the ESOP, shares held by the ESOP are allocated to individual employee accounts as the debt incurred to purchase the shares is repaid. Once allocated to an individual employee account, shares are voted in the manner directed by the employee. Because no shares held under the ESOP have yet been allocated to individual employee accounts, MTC, as trustee for the ESOP, is required to vote shares held under the ESOP at the Meeting in its discretion.
(/5/) Pursuant to the provisions of the applicable governing instruments and/or in accordance with the applicable principles of fiduciary law, Meridian Asset Management, Inc., Meridian Trust Company or Delaware Trust Capital Management, Inc. has the right and power, exercisable either alone (2,235,678 shares or approximately 3.9% of outstanding shares of Common Stock) or in conjunction with a co-fiduciary (497,504 shares or approximately .9% of outstanding shares of

   Common Stock) to vote these shares, either in person or by proxy, "FOR" the election, as directors, of nominees proposed by the Board of Directors (Matter No. 1), "FOR" the proposed amendments to Meridian's Stock Option Plan (Matter No. 2), "FOR" the ratification of KPMG Peat Marwick as Meridian's independent auditors for 1995 (Matter No. 3), and "AGAINST" the shareholder proposal to provide for cumulative voting in the election of Meridian's directors (Matter No. 4), provided such vote is in the best interests of any such trust, estate or agency account and the beneficiaries or principals thereof. Meridian Asset Management, Inc., Meridian Trust Company and Delaware Trust Capital Management, Inc. each intend to vote shares, over which it alone has voting power, "FOR" the nominees listed below (Matter No. 1), "FOR" Matter No. 2, "FOR" Matter No. 3 and "AGAINST" Matter No. 4, and each expects that substantially all shares over which it has shared voting power will be voted in the same manner.

                                  MATTER NO. 1

                             ELECTION OF DIRECTORS

GENERAL

  The Articles of Incorporation of Meridian provide that Meridian's business shall be managed by a Board of Directors of not less than 12 and not more than 24 persons. Meridian's Board, as provided in its Articles of Incorporation, is divided into three classes: Class I, Class II and Class III, each class being as nearly equal in number as possible. Under Meridian's Bylaws, a person elected to fill a vacancy on the Board of Directors serves as a director for the remaining term of office of the Class to which he or she was elected. The directors in each Class serve terms of three years each and until their successors are elected and qualified.

  The Board of Directors fixed the number of directors in Class III at eight and has nominated the eight nominees listed below for election as Class III directors. Each of the Board nominees for election as director is presently a director of Meridian. Under Meridian's Bylaws, a director is required to retire at the annual meeting of shareholders next following the director's attainment of age 70. Director Joseph H. Jones, a Class II director, will retire at the Meeting in accordance with this policy.

  The Bylaws of Meridian permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All nominations are referred to the Nominating Committee of the Board of Directors for consideration. Nominations for director to be made at the Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Meridian not less than 30 days nor more than 50 days prior to the Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Meeting which does not comply with the procedures required by the Bylaws or if any votes are cast at the Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

  The eight nominees who receive the highest number of votes cast at the Meeting will be elected as Class III directors. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. Shares represented by properly executed proxies will be voted for the eight Class III nominees listed below unless otherwise specified on a shareholder's proxy card. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named.

  If any of the nominees listed below become unable to accept nomination or election, the proxyholders may exercise their voting power in favor of such other person or persons as the Board of Directors may recommend. Meridian, however, at present has no reason to believe that any nominee listed below will be unable to serve as a director, if elected.

  The principal occupation for the last five years for each nominee for director and each continuing director, together with certain other relevant information, is set forth below.

              NOMINEES AS CLASS III DIRECTORS TO SERVE UNTIL 1998


  (PHOTO OF     DELIGHT E. BREIDEGAM, JR., 68. Director since November 13,
  DELIGHT E.    1984. Chairman, East Penn Mfg. Co., Inc. (battery
BREIDEGAM, JR.  manufacturer).
APPEARS HERE)

  (PHOTO OF     HARRY CORLESS, 66. Director since April 25, 1989. Retired
HARRY CORLESS   Chairman, ICI Americas Inc. (chemical manufacturer) since
APPEARS HERE)   August 1989; prior thereto, Chairman and Chief Executive, ICI
                Americas Inc. from April 1986. Also a director of Nalco
                Chemical Company and Uniroyal Chemical Corporation.


  (PHOTO OF     LAWRENCE C. KARLSON, 52. Director since September 23, 1991.
 LAWRENCE C.    Chairman, President and Chief Executive Officer, Karlson
   KARLSON      Corporation (private holding company) since 1986. Also a
APPEARS HERE)   director of ABB Industrial Systems, Berwind Industries, Inc.,
                CDI Corp., ABB Robotics, Inc., Vidar Systems, Inc., Harris
                Group, Inc., and Amerisource Corporation. Also, Retired
                Chairman, Spectra Physics AB (Stockholm) (group of high technology companies) from 1990 to 1993.

  (PHOTO OF     GEORGE W. LEIGHOW, 60. Director since August 31, 1993.
  GEORGE W.     Veterinarian and owner of Leighow Veterinary Hospital.
  LEIGHOW       Director of Commonwealth Bancshares Corporation until August
APPEARS HERE)   31, 1993.


  (PHOTO OF     SAMUEL A. MCCULLOUGH, 56. Director since June 30, 1983.
  SAMUEL A.     Chairman and Chief Executive Officer, Meridian since February
 MCCULLOUGH     1988; prior thereto, President and Chief Executive Officer,
APPEARS HERE)   Meridian from June 1983; Chairman of Meridian Bank (and its predecessor American Bank and Trust Co. of Pa.) since April
                1982. Also a director of Fidelity National Financial, Inc.


  (PHOTO OF     LAWRENCE R. PUGH, 62. Director since January 23, 1986.
 LAWRENCE R.    Chairman, Chief Executive Officer and Director, VF Corp.
    PUGH        (apparel manufacturer). Also a director of Black & Decker,
APPEARS HERE)   Inc. and Unum Corporation.


  (PHOTO OF     GEORGE STRAWBRIDGE, JR., 57. Director since January 1, 1988.
   GEORGE       Private investor; owner and President, Augustin Stables (sole
STRAWBRIDGE JR. proprietorship); adjunct professor of Latin American History
 APPEARS HERE)  and Political Science, Widener University. Also a director of
                Delaware Trust Company and Campbell Soup Company.

  (PHOTO OF     ANITA A. SUMMERS, 69. Director since February 27, 1987.
   ANITA A.     Professor Emerita, Department of Public Policy and Management,
   SUMMERS      Wharton School, University of Pennsylvania, and Senior
 APPEARS HERE)  Research Fellow, Wharton Real Estate Center, University of
                Pennsylvania. Also, Chairman of the Board of Directors of
                Mathematica Policy Research, Inc.


                CONTINUING CLASS I DIRECTORS SERVING UNTIL 1996


  (PHOTO OF     ROBERT W. CARDY, 58. Director since April 20, 1993. Chairman,
ROBERT W. CARDY President, Chief Executive Officer and Director, Carpenter
 APPEARS HERE)  Technology Corp. (specialty steel and alloys manufacturer)
                since July 1, 1992; prior thereto, President, Chief Operating
                Officer and Director, Carpenter Technology Corp. from November
                1, 1990.


  (PHOTO OF     WILLIAM D. DAVIS, 63. Director since August 31, 1993. Vice
  WILLIAM D.    Chairman of Pennsylvania Enterprises, Inc. (utility holding
    DAVIS       company) since June 1991; Director of Pennsylvania
 APPEARS HERE)  Enterprises, Inc. since 1981. Chairman, Chief Executive
                Officer and Director, Commonwealth Bancshares Corporation until August 31, 1993. Chairman, Commonwealth Bank until
                August 31, 1993.


  (PHOTO OF     SIDNEY D. KLINE, JR., 63. Director since June 30, 1983.
  SIDNEY D.     Chairman and Co-Manager, Stevens & Lee (law firm). Also, a
  KLINE, JR.    director of Horrigan American, Inc. (financial services
 APPEARS HERE)  company). See footnote 1.

  (PHOTO OF     JOSEPH F. PAQUETTE, JR., 60. Director since April 24, 1990.
  JOSEPH F.     Chairman, Chief Executive Officer and Director, PECO Energy
PAQUETTE, JR.   (electric and gas utility) since April 1988.
APPEARS HERE)


  (PHOTO OF     PAUL R. ROEDEL, 67. Director since June 30, 1983. Retired
PAUL R. ROEDEL Chairman and Chief Executive Officer, Carpenter Technology APPEARS HERE) Corp. (specialty steel and alloys manufacturer) since June 30,
                1992; prior thereto, Chairman and Chief Executive Officer,
                Carpenter Technology Corp. from July 1987; Director, Carpenter
                Technology Corp. since 1973. Also a director of General Public
                Utilities Corporation and P. H. Glatfelter Co.


  (PHOTO OF     JUDITH M. VON SELDENECK, 54. Director since June 30, 1983.
  JUDITH M.     Chief Executive Officer, The Diversified Search Companies
VON SELDENECK   (executive search firm). Also a director of Keystone
APPEARS HERE)   Corporation and Tasty Baking Company.


  (PHOTO OF     DAVID E. SPARKS, 50. Director since April 20, 1993. Vice
DAVID E. SPARKS Chairman and Chief Financial Officer of Meridian and Meridian
 APPEARS HERE)  Bank since February, 1991. Prior thereto, Vice Chairman,
                Treasurer and Chief Financial Officer of Meridian and Meridian
                Bank from February 1990; prior thereto, Executive Vice
                President, Midlantic Corporation from March 1985.

  (PHOTO OF     EARLE A. WOOTTON, 50. Director since August 31, 1993.
   EARLE A.     President, Montrose Publishing Company, Inc. since 1974.
   WOOTTON      Director, Commonwealth Bancshares Corporation until August 31,
(APPEARS HERE)  1993 and County National Bank from 1979 to 1991. Also a director of Greenfield Printing and Publishing Company, Inc.


               CONTINUING CLASS II DIRECTORS TO SERVE UNTIL 1997


  (PHOTO OF     THOMAS F. BURKE, JR., 48. Director since August 31, 1993.
  THOMAS F.     Attorney. Director of Commonwealth Bancshares Corporation
  BURKE, JR.    until August 31, 1993. President, The First Bank of Greater
(APPEARS HERE)  Pittson until December 31, 1991.


  (PHOTO OF     JULIUS W. ERVING, 45. Director since September 24, 1987.
  JULIUS W.     President, The Erving Group and Dr. J. Enterprises; part-
   ERVING       owner, Philadelphia Coca-Cola Bottling Company and Television
(APPEARS HERE)  Station WKBW, Buffalo, New York. Member, Philadelphia 76'ers
                basketball team until April 1987. Also a director of Converse, Inc.


  (PHOTO OF     FRED D. HAFER, 54. Director since October 27, 1988. President,
FRED D. HAFER   Chief Operating Officer and Director, Metropolitan Edison
(APPEARS HERE)  Company (electric utility). President, Chief Operating Officer and Director, Pennsylvania Electric Co. Also a director of GPU
                Service Corporation, GPU Nuclear Corporation, and Utilities
                Mutual Insurance Company.

  (PHOTO OF     EZEKIEL S. KETCHUM, 59. Director since September 11, 1984.
  EZEKIEL S.    President and Chief Operating Officer, Meridian since February
   KETCHUM      1988; prior thereto, Vice Chairman, Meridian from September
 APPEARS HERE)  1984; President and Chief Executive Officer, Meridian Bank
                since April 1991; prior thereto, President, Meridian Bank (and its predecessor) since April 1982.


  (PHOTO OF     DANIEL H. POLETT, 59. Director since November 13, 1984.
  DANIEL H.     Chairman, Wilkie Buick Chevrolet Subaru (automobile
   POLETT       dealership) and owner operator of various other automobile
APPEARS HERE)   dealerships and related businesses.


  (PHOTO OF     WILMER R. SCHULTZ, 68. Director since November 13, 1984.
  WILMER R.     President, Wilmer R. Schultz, Inc. (general contractors).
   SCHULTZ
APPEARS HERE)


  (PHOTO OF     ROBERT B. SEIDEL, 68. Director since June 30, 1983. Retired
  ROBERT B.     Chairman, American Manufacturing Corporation (private holding
   SEIDEL       company) since April 1991; prior thereto, Chairman, American
APPEARS HERE)   Manufacturing Corporation from March 1983. Also a director of
                United National Insurance Company.

- --------
(1) Meridian has engaged and expects that it will continue to engage as counsel, from time to time, the law firm of Stevens & Lee, Reading, Pennsylvania.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information concerning the number of shares of Common Stock held as of February 15, 1995 by each nominee for director, each present director, each named executive officer set forth in the compensation tables beginning on page 19, and all directors and executive officers as a group.

                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                          --------------------------------------------------------
                            TOTAL          SOLE VOTING   SHARED VOTING   PERCENT
        NAME OF           BENEFICIAL      OR DISPOSITIVE OR DISPOSITIVE     OF
    BENEFICIAL OWNER      OWNERSHIP           POWER          POWER      CLASS(/1/)
    ----------------      ----------      -------------- -------------- ----------
DeLight E. Breidegam,
 Jr.(/2/)...............      8,128               300         7,828          --
Thomas F. Burke, Jr.....     13,431             6,356         7,075          --
Robert W. Cardy.........        800               400           400          --
Harry Corless(/2/)......      1,040                40         1,000          --
William D. Davis........     62,858(/3/)       60,198         2,660          --
Julius W. Erving........      1,100             1,100            --          --
Fred D. Hafer...........      2,992                --         2,992          --
Joseph H. Jones.........      8,351                --         8,351          --
Lawrence C.
 Karlson(/2/)...........     10,000            10,000            --          --
Ezekiel S. Ketchum......    200,440(/3/)      198,366         2,074          --
Sidney D. Kline, Jr.....     12,120            10,904         1,216          --
Russell J. Kunkel.......    100,611(/3/)      100,611            --          --
George W. Leighow(/2/)..     50,276            50,276            --          --
Samuel A.
 McCullough(/2/)........    307,825(/3/)      307,615           210          --
Joseph F. Paquette......      3,000                --         3,000          --
Daniel H. Polett........      6,266             6,266            --          --
John F. Porter, III.....    132,000(/3/)      132,000            --          --
Lawrence R. Pugh(/2/)...      1,000             1,000            --          --
Paul R. Roedel..........        998               998            --          --
Wilmer R. Schultz.......    123,521           100,251        23,270          --
Robert B. Seidel........      9,382             8,666           716          --
David E. Sparks.........     97,495(/3/)       96,968           527          --
George Strawbridge,
 Jr.(/2/)(/4/)..........  4,200,310         4,200,310            --        7.26%
Anita A. Summers(/2/)...      1,778             1,778            --          --
Judith A. von Seldeneck.      1,574               264         1,310          --
Earle A. Wootton........    162,077           161,520           557          --
All directors and execu-
 tive officers as a
 group (43 persons).....  6,245,631(/5/)    5,943,245       302,387       10.63%

- --------
(/1/) Unless otherwise indicated, amount owned does not exceed 1% of the total number of shares of Common Stock outstanding as of February 15, 1995. (/2/) Indicates a nominee for election as a Class III director at the Meeting. (/3/) Includes shares allocated to the accounts of Messrs. McCullough, Ketchum,
      Sparks and Kunkel, respectively, under the Meridian Savings Plan. Includes the following number of shares which may be acquired in connection with the exercise of vested options to purchase Common Stock granted under the Meridian Stock Option Plan: Mr. McCullough--218,653;
      Mr. Ketchum--149,653; Mr. Sparks--81,000; Mr. Davis--12,617;
      Mr. Kunkel--69,405; and Mr. Porter--32,000. Does not include shares which may be acquired in the future in connection with options granted under the Meridian Stock Option Plan which are not presently exercisable.
(/4/) See "General--Principal Shareholders," herein.
(/5/) Includes shares allocated to the accounts of participants under the Meridian Savings Plan and 898,514 shares which may be acquired in connection with vested options to purchase Common Stock granted under the Meridian Stock Option Plan.

COMMITTEES OF THE BOARD OF DIRECTORS

  Pursuant to Meridian's Bylaws, the Board of Directors is authorized to create an Executive Committee, a Nominating Committee, an Audit Committee, a Compensation Committee and such other permanent or temporary committees as it deems necessary. As of December 31, 1994, the Board of Directors had established the following committees.

  The Nominating Committee makes recommendations to the Board of Directors with respect to qualifications and nominations of directors. The present members of the Nominating Committee are Messrs. Ketchum, Kline, Leighow, McCullough, Paquette, Polett (Chairman), Schultz and Strawbridge. The Nominating Committee met three times during 1994. In determining its recommendations to Meridian's Board, the Nominating Committee will consider nominees recommended by shareholders. Such shareholder recommendations should be made in writing no later than January 1, 1996, addressed to Corporate Secretary, Meridian Bancorp, Inc., 35 North Sixth Street, Reading, Pennsylvania 19601, Attention: Nominating Committee.

  The Audit Committee serves as the principal liaison among the Board of Directors, Meridian's independent certified public accountants and Meridian's internal audit staff in connection with the audit function. In addition, the Audit Committee makes recommendations to the Board of Directors concerning the designation of Meridian's independent certified public accountants to audit the books and accounts of Meridian and the performance of nonaudit services. The present members of the Audit Committee are Messrs. Hafer (Chairman), Jones, Karlson, Roedel, Wootton and Ms. Summers. The Audit Committee met five times during 1994.

  The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of members of Meridian's executive staff and administers the Meridian Executive Annual Incentive Plan. The members of the Compensation Committee are Messrs. Breidegam, Burke, Cardy, Corless, McCullough (ex officio), Pugh, Seidel and Ms. von Seldeneck (Chairperson). The Compensation Committee met four times during 1994. Mr. McCullough, as an ex officio member of the Compensation Committee, does not participate in or vote on matters concerning his own compensation or awards. The Stock Option Plan Compensation Committee, which consists of all members of the Compensation Committee except for Mr. McCullough, administers and makes awards under the Meridian Stock Option Plan.

  The Finance Committee deliberates and makes recommendations to the Board of Directors with respect to mergers, acquisitions and other financial transactions and performs such other functions as delegated by the Board of Directors. The members of the Finance Committee are Messrs. Davis, Hafer, Karlson, Kline, McCullough (Chairman), Pugh and Roedel. The Finance Committee met twice during 1994.

BOARD MEETINGS

  During 1994, the Meridian Board of Directors held fourteen regular meetings. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and of committees of which he or she is a member, except Directors Corless and Erving, each of whom attended fewer than 75% of such meetings due to scheduling conflicts.

COMPENSATION PAID TO DIRECTORS

  All directors of Meridian are also directors of Meridian Bank. Directors of Meridian who are not Meridian executive officers are paid an annual retainer of $18,000 (including retainers paid by Meridian Bank). The Boards of Directors of Meridian and Meridian Bank meet concurrently and directors receive an additional $1,000 for each such concurrent meeting and for each Meridian or Meridian Bank committee meeting which they attend. Also, the Chairman of each of the Audit, Compensation and Directors' Nominating Committees of Meridian receives an additional annual retainer of $5,000, $3,000 and $2,000, respectively. Under a deferred compensation plan, directors of Meridian who are not employees of Meridian may elect to defer, with interest, all or part of their compensation for future distribution. In addition to fees paid by Meridian, Messrs. Corless and Strawbridge received during 1994 fees for services as directors of Delaware Trust Company, a subsidiary of Meridian, in the amounts of $5,900 and $6,300, respectively.

  Meridian maintains a directors and officers liability insurance policy with CNA Insurance Companies, Great American Insurance Co. and the Chubb Insurance Group. The policy covers all directors, officers and employees of Meridian and its subsidiaries for certain liability, loss, damage and expense which they may incur in their capacities as such, at a premium cost to Meridian, as of the date of the Meeting, of approximately $655,000 per year.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

  The role of the Compensation Committee of the Board of Directors of Meridian is to establish the compensation philosophy of Meridian and monitor compensation plans and amounts for conformity with the philosophy.

  The Committee's role includes establishing company-wide compensation and benefits plans, reviewing and adopting the Chief Executive Officer's (the "CEO") recommendations for compensation for executive and other senior officers, and reviewing and determining the compensation for the CEO. An essential component of this role is the establishment of performance standards for Meridian's incentive plans and monitoring performance against these standards. From time to time the Committee also reviews other human resource areas including staffing, training, succession planning, and other employment programs and practices.

  The Committee generally meets two or three times per year in conducting its business. All actions of the Committee are reported to the full Board of Directors for ratification. The CEO is an ex officio member of the Committee and does not vote on any matters impacting the CEO's compensation or employment status.

EXECUTIVE COMPENSATION PHILOSOPHY

  Meridian's executive officer compensation program is predicated on a pay for performance philosophy. Meridian's basic tenet is that executive officer rewards should vary with business results. Within this framework, the total compensation program must enable Meridian to attract, retain, motivate and reward executive officers who are critical to the success of Meridian.

  Total compensation for executive officers at Meridian is a mixture of non-variable elements such as salary and benefits and variable elements such as short- and long-term incentives. Total compensation can vary from year to year given Meridian's considerable emphasis on the incentive compensation programs. Actual payments under these incentive plans can range from zero to amounts in excess of salary. Therefore, total compensation for executive officers at Meridian is highly leveraged based on incentive plans which are themselves tied to Meridian's financial performance and the accomplishment of specific business strategies and initiatives.

  Meridian has historically set its salary range midpoints for executive officer positions at the average or the median of salaries for comparable positions at peer companies. However, the salaries actually paid executive officers can range from 25% below to 25% above the midpoint and reflect the Committee's assessment of individual performance. Target awards under Meridian incentive plans have similarly approximated competitive norms. Payment of these target incentive awards has historically required performance by Meridian that equals or exceeds the financial performance experienced in comparator organizations.

  Section 162(m) of the Internal Revenue Code imposes a limit of $1,000,000 on annual compensation to certain executives or the corporation loses the ability to deduct compensation in excess of such amount, subject to certain exceptions. Meridian intends to review and consider the effect of these provisions on Meridian's executive compensation plans and programs at such times as, in the view of the Compensation Committee, the potential loss of deduction might have a material impact on Meridian's results of operations. The Committee has recommended, and the Board of Directors has approved, proposed amendments to Meridian's Stock Option Plan designed, among other things, to comply with
Section 162(m). These Stock Option Plan amendments are being submitted to shareholders for approval at the 1995 Annual Meeting of Shareholders (see "Matter No. 2--Proposal to Amend 1993 Stock Option Plan," herein). The Committee intends periodically to review Meridian's other compensation programs in light of Section 162(m) and as part of that review, will balance the need to maintain a certain level of flexibility in structuring and administering such compensation programs against the financial effects of any potential loss of deduction as a result of noncompliance with all of the provisions of Section 162(m).

SPECIFIC EXECUTIVE COMPENSATION PROGRAMS

  In connection with setting executive compensation, the Compensation Committee reviews compensation and financial performance information from certain peer companies which the

Committee believes exhibit characteristics comparable to Meridian. The Committee does not rely on one static set of peer group companies, but considers a mix of information derived from a number of commercially available and internally prepared studies. These comparable companies include a national peer group of bank holding companies that is similar in size to Meridian, as well as a sample of Mid-Atlantic-based bank holding companies to reflect local practice. This group of comparators changes from time to time as the industry continues to change. For 1994, these groups of comparator organizations ranged generally in asset size from $6 billion to $25 billion and the number of companies in the applicable peer group ranged from 16 to 100, depending on the particular study being reviewed. The peer group examined by the Committee is different from and broader than the list of financial institutions included in the KBW 50 Index illustrated in the Performance Graph on page 25 because Meridian, at approximately $15 billion in asset size, is not as large as most of the institutions included in the KBW 50 Index.

  As was the case in the prior two years, the Company engaged an independent compensation consultant to review Meridian's executive compensation policies and to make recommendations relating thereto, which recommendations were considered by the Committee in establishing compensation for 1995.

  Total compensation for executive officers at Meridian is targeted at the middle of the competitive practice for comparable positions in similar companies in the financial services industry. The components of total compensation at Meridian include salary, short-term annual incentives, long-term incentives, benefits, and perquisites. The following commentary identifies the practices for each of these components.

SALARY

  Salary serves as the foundation for the Meridian total compensation program. Salary ranges, which are related to competitive practice, have been established for all positions (including executive officers). The midpoint of each salary range is set at the average of competitive salary practice. The range minimums and maximums are 25% below and above the midpoint. This salary range is then broken down into five equal increments of 20% ("quintiles").

  Positions are assigned to ranges based primarily on competitive pay practices and secondarily on Meridian's assessment of the importance of the position. The midpoints are annually reviewed to assure continued competitiveness and, when necessary, they are adjusted on January 1.

  Currently, the Committee specifically reviews the base salaries of the Chief Executive Officer, the President and the Chief Financial Officer. Once an individual position is assigned to a salary range, the incumbent's performance determines where in the range that person is paid. The Committee does not consider any objective financial performance criteria for this purpose, but considers generally such items as the Committee's assessment of the individual's management of the organization, strategic planning capabilities and overall company performance. No specific weights are assigned to any criteria considered by the Committee. New incumbents who are gaining experience in the position tend to be paid in the lower portion of the range (1st and 2nd quintiles). Individuals meeting job performance criteria tend to be paid in the middle of the range (3rd quintile). Individuals with a history of superior performance tend to be paid in the upper portion of the range (4th and 5th quintile).

  Salary adjustments are considered at the beginning of each calendar year and are based on an assessment of the individual's performance and their position in the range. The intent of this process is to manage the incumbent's pay to the appropriate position in the range over time.

  For 1994, the CEO's salary was maintained at $600,000, which placed him in the third quintile of his assigned salary range for that year. The Committee viewed the CEO's performance in the areas described above relating to all executive officers as meeting job requirements in certain performance areas and exceeding requirements in other areas. For 1995, members of Meridian's senior management including the CEO, consistent with Meridian's strategy to contain costs, voluntarily declined to accept merit salary increases.

SHORT-TERM ANNUAL INCENTIVE PLAN

  The Meridian annual incentive plan for executive officers is designed to reward the accomplishment of specific annual financial objectives. Plan participants are assigned target incentive awards which, if paid, would produce incentive payments approximating those in comparator organizations. The Meridian performance required for payment of these target awards has historically been set generally equal to or up to 15% above the levels of historical financial performance, analyzed in terms of return on assets and return on equity, achieved by the comparator organizations.

  Performance that is below a minimum acceptable level results in no incentive payment. Exceptional performance results in payments that are one and a half the target award (for the CEO).

  The specific measures of performance used in the annual incentive plan may vary from year to year depending on Meridian's strategic plan. For 1994, the measure of corporate performance was Earnings Per Share (EPS) as established by the Committee. Additional measures of performance are established for executives with business unit responsibility as well as corporate responsibility.

  The 1994 annual incentive award for the CEO (and three of the other named executive officers) was based entirely on corporate EPS. Accordingly, awards for the CEO (and such other named executive officers) were payable as a predetermined percentage of base salary (from a minimum of 17% to a maximum of 80% of base salary) depending on the extent, determined strictly by means of mathematical interpolation, by which corporate EPS exceeded predetermined target threshold EPS. The awards for the other named executive officers were based on a combination of EPS and goals specific to business unit and individual performance. In reviewing 1994 performance, the Committee determined that the incentive award for the CEO should be $125,122. This award is reflective of corporate EPS of $2.75 which was above the EPS threshold of $2.74. Calculation of the actual amount of the award once target earnings are achieved for a given year is made strictly on the basis of mathematical interpolation; no discretion is vested in the Committee.

LONG-TERM INCENTIVE PLANS

  Meridian uses two long-term incentive plans--a stock option plan under which grants may run for up to ten years, and a return on equity performance plan that uses overlapping three-year performance cycles. The purpose of these plans is to motivate and reward long-term performance defined as the creation of shareholder value and the achievement of consistent, long-term return on equity goals.

  The stock option plan relates a significant portion of executive compensation to increases in shareholder value. The plan promotes increased ownership of Meridian stock by executives, as well as providing a meaningful compensation opportunity when shares are sold at a price in excess of the exercise price.

  Option grants are made on an annual basis, usually in December or January. All grants are made at fair market value as of the date of grant, and vest one year after the date of grant. The number of options granted to each executive officer is based on comparator organization practice, with the objective being that the awards should be at the average of comparator organization practice. Comparator organization practice is assessed by reviewing prior three-year grant information for such organizations. No specific Company performance factors or criteria are considered in determining the size of option grants to plan participants, but various analyses of the potential long-term value of options granted are considered. The Committee also does not specifically consider the amounts of options outstanding or the aggregate size of current awards in making award determinations. Additionally, although there is no specific policy regarding the total number of options granted in any year as a percentage of total shares outstanding, the total number of options granted for any year as a percentage of total shares outstanding historically has averaged approximately one percent.

  Meridian has never canceled options and reissued options at a lower exercise price.

  The return on equity plan provides an incentive opportunity for plan participants based on Meridian performance over a three-year performance cycle. A new cycle begins each year, and therefore, the plan is composed of a series of overlapping three-year performance periods. Historically, only the Chief Executive Officer, President and Chief Financial Officer of Meridian have participated in this plan because the Board of Directors believes that the persons occupying these organizational positions have the greatest opportunity to implement the business strategy of Meridian established by the Board. The class of persons participating in this plan for any three-year cycle can be expanded or contracted based on changing roles within the organization. Payment of awards under this plan is based on Meridian's attainment of a specified return on equity performance during the three-year period. The applicable target return on equity (ROE) is determined after review of historical return on equity data of the comparator organizations.

  The target ROE since the inception of the return on equity plan has been a 16% return on equity for Meridian with a threshold of 15%, which the Committee believes is a realistic yet aggressive financial goal. Actual awards under the plan are stated in terms of predetermined percentages of base salary and are based strictly on mathematical interpolation based on the actual amount of ROE. The potential amounts of the awards (i.e., the percentages of base salary payable upon achievement of plan goals) are determined by the Committee in its discretion based on its assessment of the appropriate level of additional compensation at each level of Company performance considered in the context of Meridian's other incentive programs. The performance period ending in 1994 (1992-1994) will result in no payment since the ROE performance threshold of 15% was not attained.

  The CEO (and other named executive officers) all received awards under the stock option program for 1994. The CEO's awards were 50,000 shares as shown in the Option Grants Table. The 1994 grant to the CEO was made substantially on the basis of the Committee's review of comparator organization practice, with the goal being that the grant be consistent with market practice. The Committee believes that this award was made at the average of competitive practice.

BENEFITS AND PERQUISITES

  Meridian's executives participate in the same benefit program as applies to all employees of Meridian. There are no additional insurance programs or welfare benefits for executives. Any perquisites for executives are business related and are intended to allow the executive to operate in as efficient manner as possible. These programs could include Company provided memberships in luncheon clubs and country clubs. Other programs could include Company provided automobiles.

SUMMARY

  The Compensation Committee believes that Meridian's overall executive compensation program has performed well in attracting, retaining and rewarding executives. Rewards have increased when Meridian's financial performance and shareholder value have increased, and have decreased when financial performance and shareholder value decreased.

                                 COMPENSATION COMMITTEE,

                                 Judith M. von Seldeneck, Chairperson
                                 DeLight E. Breidegam, Jr.
                                 Thomas F. Burke, Jr.
                                 Robert W. Cardy
                                 Harry Corless
                                 Samuel A. McCullough
                                 Lawrence R. Pugh
                                 Robert B. Seidel

COMPENSATION PAID TO EXECUTIVE OFFICERS

  The following table sets forth information for each of the three years ended December 31, 1994 concerning the annual and long-term compensation for services in all capacities to Meridian of those persons who were (i) the chief executive officer of Meridian during the fiscal year ended December 31, 1994, or (ii) the other four most highly compensated executive officers of Meridian serving at December 31, 1994. There were no other executive officers for whom disclosure would have been provided but for the fact that such individuals were not serving at the end of the 1994 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM COMPENSATION
                                                             ----------------------------------------
                                 ANNUAL COMPENSATION                AWARDS         PAYOUTS
                         ----------------------------------- --------------------- -------
                                                                        SECURITIES
          NAME                                     OTHER     RESTRICTED UNDERLYING
          AND                                      ANNUAL      STOCK     OPTIONS/   LTIP   ALL OTHER
       PRINCIPAL               SALARY   BONUS   COMPENSATION  AWARD(S)   SARS(2)   PAYOUTS COMPENSA-
        POSITION         YEAR   ($)      ($)        ($)        (1)($)      (#)     (3)($)  TION(4)($)
       ---------         ---- -------- -------- ------------ ---------- ---------- ------- ----------
Samuel A. McCullough.... 1994 $600,000 $125,122     $ 0         $ 0       50,000     $ 0    $36,000
 Chairman and Chief      1993  600,000  308,500       0           0       40,000       0     36,000
 Executive Officer       1992  567,000  376,375       0           0       75,000       0     34,020
Ezekiel S. Ketchum...... 1994  400,000   70,732       0           0       30,000       0     24,000
 President and Chief     1993  400,000  164,560       0           0       25,000       0     24,000
 Operating Officer       1992  370,731  196,858       0           0       42,000       0     22,244
David E. Sparks......... 1994  330,000   58,152       0           0       25,000       0     19,800
 Vice Chairman and       1993  300,000  115,500       0           0       20,000       0     18,000
 Chief Financial         1992  275,192  134,762       0           0       32,000       0     15,334
 Officer
Russell J. Kunkel....... 1994  265,022   77,690       0           0            0       0     15,900
 Vice Chairman           1993  254,000  113,640       0           0        9,000       0     15,240
                         1992  254,423  132,478       0           0       18,000       0     15,265
John F. Porter, III..... 1994  233,022   66,070       0           0        7,500       0      8,994
 Chairman, Delaware      1993  233,022   76,128       0           0        6,500       0      8,728
 Trust Company           1992  246,985   85,136       0           0       13,000       0      8,475

- --------
(/1/) Meridian does not have a restricted stock award program.
(/2/) Indicates number of shares for which options were granted during the applicable period. Meridian's Stock Option Plan is designed to grant options on an annual basis. Grants of options are normally made at the end of each year, and therefore occur in December or January. Grant information for 1994 represents 1994 grants made in January 1995. Grant information for 1993 represents 1993 grants made in December 1993. Grant information for 1992 includes 1991 grants made in January 1992 and 1992 grants made in December 1992. No SARs or SARs granted in tandem with stock options were awarded during any of the periods indicated.
(/3/) Meridian's only long-term incentive plan, other than the Stock Option
      Plan, is the three-year Executive Intermediate Performance Plan. The first completed three-year cycle was the 1990 to 1992 cycle, which did not meet threshold financial performance for 1992, and therefore there was no award under the Plan in 1992. The three-year cycles completed in 1993 and 1994 also did not meet threshold performance. Threshold and target financial performance for each cycle since the commencement of the Plan, including the cycle commencing in 1994, have been a return on equity of 15% and 16%, respectively.
(/4/) Amounts include (i) contributions to Meridian's "thrift type" 401(k)
      Savings Plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (which are included under Salary) made by each such officer to the Savings Plan (Mr. Kunkel--$8,994; and

   Mr. Porter--$8,994) and (ii) matching contributions credited under Meridian's Supplemental Salary Reduction Plan (Mr. McCullough--$36,000; Mr. Ketchum--$24,000; Mr. Sparks--$19,800 and Mr. Kunkel--$6,906), which is an unfunded plan which allows participants who are adversely affected by salary reduction limitations imposed for 401(k) plans to reduce their salaries by the additional pre-tax amounts that would be permitted in the absence of such limitations. Mr. Porter does not participate in the Supplemental Salary Reduction Plan.

  The following table sets forth information concerning grants of stock options for the fiscal year ended December 31, 1994 to the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                         ---------------------------------------------
                          NUMBER OF   % OF TOTAL                         POTENTIAL REALIZABLE
                          SECURITIES   OPTIONS/                            VALUE AT ASSUMED
                          UNDERLYING     SARS                               ANNUAL RATES OF
                           OPTIONS/   GRANTED TO  EXERCISE                PRICE APPRECIATION
                             SARS     EMPLOYEES   OR BASE                   FOR OPTION TERM
                         GRANTED(/1/) IN FISCAL  PRICE(/2/) EXPIRATION -------------------------
          NAME               (#)         YEAR      ($/SH)      DATE    5%(%)(/3/)   10%($)(/3/)
          ----           ------------ ---------- ---------- ---------- ----------- -------------
Samuel A. McCullough....    50,000        7.56%    $27.50    2/24/05   $   864,730 $   2,191,396
Ezekiel S. Ketchum......    30,000        4.53      27.50    2/24/05       518,838     1,314,838
David E. Sparks.........    25,000        3.78      27.50    2/24/05       432,365     1,095,698
Russell J. Kunkel.......         0           0        N/A        N/A           N/A           N/A
John F. Porter, III.....     7,500        1.13      27.50    2/24/05       129,710       328,709
All optionees...........   661,600      100.00      27.50    2/24/05    11,442,109    28,996,550
All shareholders(/4/)...       N/A         N/A        N/A        N/A   977,259,897 2,476,568,452

- --------
(/1/) All amounts represent nonqualified stock options; no SARs or SARs granted in tandem with options were granted during 1994. Terms of outstanding options are for a period of ten years and one month from the date the option is granted. An option may only be exercised after the holder has been an employee of Meridian or one of its subsidiaries for one full year from the date the option is granted or one full year from the date the employee's employment is terminated "at the convenience of the employer." Options are not exercisable following an optionee's voluntary termination of employment other than by reason of retirement or disability. The Board of Directors has amended the Plan, subject to shareholder approval, to
      (1) provide discretion to the Committee of the Board of Directors administering the Plan to waive the one-year continuous employment requirement and (2) to provide that options shall become exercisable immediately upon a "change in control" of Meridian. (See "Matter
      No. 2--Proposal to Amend 1993 Stock Option Plan," herein.)
(/2/) Under the terms of the Plan, the exercise price per share must equal the fair market value on the date the option is granted. The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Meridian, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.
(/3/) The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of Meridian's Common Stock.

(/4/) The potential realizable gain to all shareholders (56,506,642 shares at $27.50) at the 5% and 10% assumed annual rates of appreciation over the option terms is provided as a comparison to the potential gain realizable by the named executive officers and by all optionees as a group. All optionee gain as a percentage of all shareholder gain based on these 5% and 10% stock price appreciation assumptions would be 1.17% and 1.17%, respectively.

  The following table sets forth information concerning the exercise of options to purchase Meridian's Common Stock by the named executive officers during the fiscal year ended December 31, 1994 as well as the number of securities underlying unexercised options and potential value of unexercised options (both options which are presently exercisable and options granted in 1994 which are not presently exercisable) as of December 31, 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUE(/1/)

                                                              NUMBER OF       VALUE OF
                                                             SECURITIES      UNEXERCISED
                                                             UNDERLYING     IN-THE-MONEY
                                                           OPTIONS/SARS AT OPTIONS/SARS AT
                                                           FISCAL YEAR-END FISCAL YEAR-END
                                                                 (#)          ($)(/3/)
                         SHARES ACQUIRED ON VALUE REALIZED  EXERCISABLE/    EXERCISABLE/
          NAME              EXERCISE (#)       ($)(/2/)     UNEXERCISABLE   UNEXERCISABLE
          ----           ------------------ -------------- --------------- ---------------
Samuel A. McCullough....            0          $     0     218,653/50,000    $487,492/$0
Ezekiel S. Ketchum......       10,000           91,875     149,653/30,000      460,930/0
David E. Sparks.........            0                0      81,000/25,000      377,875/0
Russell J. Kunkel.......            0                0           69,405/0      273,718/0
John F. Porter, III.....            0                0       32,000/7,500      100,438/0

- --------
(/1/) All amounts represent stock options. No SARs or SARs granted in tandem with stock options were either exercised during 1994 or outstanding at fiscal year-end 1994.
(/2/) Represents the aggregate market value of the underlying shares of Common
      Stock at the date of exercise minus the aggregate exercise prices for options exercised.
(/3/) "In-the-money options" are stock options with respect to which the market value of the underlying shares of Common Stock exceeded the exercise price at December 31, 1994. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of Common Stock on December 31, 1994.

  The following table sets forth information concerning awards to the named executive officers pursuant to the Meridian Executive Intermediate Performance
Plan:

          LONG-TERM INCENTIVE OF PLAN AWARDS IN LAST FISCAL YEAR(/1/)

                                                      ESTIMATED FUTURE PAYOUTS
                                        PERFORMANCE          UNDER NON-
                           NUMBER OF     OR OTHER      STOCK PRICE BASED PLANS
                         SHARES, UNITS PERIOD UNTIL  ---------------------------
                           OR OTHER    MATURATION OR THRESHOLD  TARGET  MAXIMUM
          NAME            RIGHTS (#)      PAYOUT     ($ OR #)  ($ OR #) ($ OR #)
          ----           ------------- ------------- --------- -------- --------
Samuel A. McCullough....     (/1/)       12/31/97     $60,000  $120,000 $240,000
Ezekiel S. Ketchum......     (/1/)       12/31/97      30,000    60,000  120,000
David E. Sparks.........     (/1/)       12/31/97      16,500    33,000   66,000
Russell J. Kunkel(/2/)..       --             --          --        --       --
John F. Porter,
 III(/2/)...............       --             --          --        --       --

- --------
(/1/) Meridian maintains a non-stock based Executive Intermediate Performance
      Plan for its executives. The Plan provides for cash payouts stated in terms of a percentage of base salary (Mr. McCullough: 10%-40%;
      Mr. Ketchum: 7 1/2%-30%; Mr. Sparks: 5%-20%) based upon Meridian achieving a pre-determined rate of return on equity over a three-year period. The threshold, target, and maximum for return on equity and corresponding award payments are shown in the chart above. If return on equity is below the required "threshold," Plan participants receive no award. For the three-year period commencing in 1994, threshold and target returns on equity are 15% and 16%, respectively. Meridian did not meet a 15% ROE threshold performance target for the three-year cycle ending in 1994, and therefore, no amounts were paid under this Plan for the three-year cycle ending in 1994.
(/2/) Does not participate in the Plan.

                                  PENSION PLAN

  The following table indicates, for purposes of illustration, the approximate amounts of annual retirement income which would be payable under the terms of the Meridian Retirement Plan, in the form of a straight life annuity, to a participant who retired as of December 31, 1994, at age 65, under various assumptions as to compensation and years of credited service. The benefit amounts set forth below are not subject to further reduction for Social Security or other offset amounts.

                                             YEARS OF CREDITED SERVICE
  AVERAGE                           --------------------------------------------
COMPENSATION                           15       20       25       30       35
- ------------                        -------- -------- -------- -------- --------
$150,000........................... $ 40,871 $ 54,494 $ 68,118 $ 75,618 $ 83,118
 200,000...........................   55,872   74,496   93,120  103,120  113,120
 250,000...........................   70,870   94,493  118,116  130,616  143,116
 300,000...........................   85,871  114,494  143,118  158,118  173,118
 350,000...........................  100,872  134,496  168,120  185,620  203,120
 400,000...........................  115,870  154,493  193,116  213,116  233,116
 450,000...........................  130,871  174,494  218,118  240,618  263,118
 500,000...........................  145,872  194,496  243,120  268,120  293,120
 550,000...........................  160,870  214,493  268,116  295,616  323,116
 600,000...........................  175,871  234,494  293,118  323,118  353,118
 650,000...........................  190,872  254,496  318,120  350,620  383,120

  The 1994 compensation covered by the Meridian Retirement Plan for Messrs. McCullough, Ketchum, Sparks, Kunkel and Porter was $650,000, $436,560, $355,500, $302,440 and $283,022, respectively. Such covered compensation consists of (i) base salary and (ii) variable compensation (which includes bonuses and any other incentive compensation) not to exceed $50,000 (the Salary and Bonus columns included in the Summary Compensation Table). As of December 31, 1994, Messrs. McCullough, Ketchum, Sparks, Kunkel and Porter had accrued 19.25, 17, 10, 27.75 and 36.92 years of credited service, respectively, under the Retirement Plan for benefit accrual purposes.

  The Internal Revenue Code of 1986, as amended (the "Code"), limits the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, as amended, Meridian has supplemental plans which authorize the payment out of general funds of Meridian of any benefits calculated under provisions of the applicable retirement plan which may be above the limits or otherwise prohibited under these sections. Amounts payable pursuant to these plans in excess of such Code limitations are included in the table set forth above.

EXECUTIVE CHANGE IN CONTROL AGREEMENTS

  In July 1986, Meridian entered into agreements with Samuel A. McCullough, Ezekiel S. Ketchum, and Russell J. Kunkel. In January 1990, Meridian entered into a similar agreement with David E. Sparks. The agreements provide that, in the event of a "change in control" of Meridian, an individual whose employment is terminated or who resigns as a result of diminution in position, compensation or benefits, reassignment to a location beyond 100 miles from Meridian's headquarters or significantly increased travel requirements will be entitled generally to continuation of base salary, incentive compensation, continued participation in employee benefit plans (or, if ineligible, a dollar amount equal to the benefit forfeited as a result of such ineligibility) and continued insurance benefits. For purposes of the agreements, "change in control" is defined as (i) the acquisition by any person or group of 24.99% or more of the combined voting power of Meridian's outstanding securities; (ii) a merger, consolidation or other reorganization involving Meridian and another entity or a sale of substantially all of the assets of Meridian unless the transaction was approved in advance by a vote of 80% of more of disinterested directors and Meridian's shareholders and directors continue to hold a majority voting interest in any resulting entity; (iii) the occurrence of a contested proxy solicitation resulting in the contesting party obtaining the ability to elect 25% or more of the directors standing for election; (iv) the nomination at any meeting of shareholders of more than half the directors nominated by other than members of Meridian's Board of Directors; or (v) any other "change in control" of Meridian required to be reported under the rules of the Securities and Exchange Commission.

  Each of these agreements for executives other than Mr. McCullough is a three-year agreement which provides for an automatic annual renewal for a period of three years unless either party gives notice of nonrenewal in which case the agreement continues for two years. Each agreement provides for a maximum two-year payout. Mr. McCullough's agreement is a four-year agreement which provides for an automatic annual renewal for a period of four years, unless notice of nonrenewal is given in which case the agreement continues for three years. Mr. McCullough's agreement provides for a maximum three-year payout. Compensation and benefits payable in the event of a "change in control" under these agreements will not be reduced by compensation and benefits payable by a subsequent employer, but will be reduced by any amount actually received by the executive under a Meridian severance policy then in effect.

  Assuming each of the named executive officers included in the summary compensation table had terminated his employment with Meridian on January 1, 1995 following both a "change in control" of Meridian and one of the events giving rise to termination payments, Meridian would have been required to pay the following approximate cash amounts to such persons over the duration of their respective agreements: Mr. McCullough--$2.99 million; Mr. Ketchum--$1.22 million; Mr. Sparks--$983,400; and Mr. Kunkel--$824,118. There are no limitations on the total payments to be made to any individual under these agreements to avoid characterization of such payments as "excess parachute payments" under the Internal Revenue Code nor will any individual receive any additional payments under the agreements to reimburse them for any increased taxes which may result from such payments being characterized as "excess parachute payments."

  In December 1993, the Board of Directors, upon recommendation of the Compensation Committee, approved forms of grantor trusts to be utilized, upon execution, as a funding alternative for certain of the Company's non-qualified unfunded plans of deferred compensation, including the Meridian Bancorp, Inc. Supplemental Salary Reduction Plan, the Meridian Bancorp, Inc. Supplemental Executive Retirement Plan and the Meridian Bancorp, Inc. Retirement Restoration Plan. These grantor trusts, commonly known as "rabbi trusts" provide protection to plan participants against non-payment of plan benefits due to the Company's refusal to pay following, among other things, a change in corporate control. The trusts will not provide protection against non-payment due to an inability to pay (e.g., insolvency or bankruptcy). The trust assets will be subject to the claims of Meridian's creditors. The trusts may be funded by Meridian concurrently with their establishment or over a period of time, but also contain a provision which requires Meridian to fund the trusts immediately upon certain events, including principally a change in control. The trust assets will be held by a trustee independent of Meridian and are invested in accordance with an investment policy established by the Compensation Committee. As of the date of this Proxy Statement, no contributions have been made to any of these trusts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Samuel A. McCullough, Chairman and Chief Executive Officer of Meridian, serves as a member of Meridian's Compensation Committee, although he does not participate in or vote on matters concerning his own benefits or awards. The Board of Directors believes that Mr. McCullough's position with Meridian provides him with perspective valuable to the Committee in connection with performance of its duties. The other members of the Compensation Committee are Ms. von Seldeneck (Chairperson), Mr. Breidegam, Mr. Burke, Mr. Cardy, Mr. Corless, Mr. Pugh, and Mr. Seidel.

PERFORMANCE GRAPH

  Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return on Meridian's Common Stock against the cumulative total return on the S&P Composite-500 Stock Index and the Keefe, Bruyette & Woods, Inc. 50 Index (a market capitalization-weighted bank stock index comprised of all money-center and most regional banking institutions) for the periods indicated. The graph assumes an initial investment of $100.00 with dividends reinvested over the periods indicated.



                         [GRAPH APPEARS HERE]

              COMPARISON OF FIVE YEAR CUMULATIVE RETURN
         AMONG MERIDIAN, S&P 500 INDEX AND KBW 50 INDEX

Measurement period
(Fiscal Year Covered)           Meridian     S & P 500   KBW 50
- ---------------------           --------     ---------   --------
Measurement PT -
12/31/89                        $ 100        $ 100       $ 100

FYE 12/31/90                    $  59        $ 97        $  72
FYE 12/31/91                    $ 145        $ 126       $ 114
FYE 12/31/92                    $ 202        $ 136       $ 145
FYE 12/31/93                    $ 188        $ 150       $ 153
FYE 12/31/94                    $ 185        $ 152       $ 145


CERTAIN TRANSACTIONS

  Certain directors and executive officers of Meridian, and their associates (including corporations of which such persons are officers or 10% beneficial owners), were customers of and had transactions with Meridian Bank or its predecessors in the ordinary course of business during Meridian's fiscal year ended December 31, 1994. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectability or present other unfavorable features. It is expected that any other transactions with directors and officers and their associates in the future will be conducted on the same basis. At December 31, 1994, the aggregate amount of loans by Meridian to directors and executive officers of Meridian and their associates was $42.8 million, which represented approximately 3.5% of Meridian's total consolidated shareholder's equity as of such date.

  During 1994, the law firm in which Meridian director Kline is a partner received fees from Meridian and its subsidiaries of approximately $2.7 million. Such sum does not include fees received from borrowers who engage bank counsel principally in commercial and real estate lending transactions with Meridian Bank or its predecessors or any other subsidiaries of Meridian.

                                  MATTER NO. 2
                    PROPOSAL TO AMEND 1993 STOCK OPTION PLAN

INTRODUCTION

  Meridian's shareholders approved the Meridian Bancorp, Inc. 1993 Stock Option Plan (the "Plan") at the 1993 Annual Meeting of Shareholders. The Plan, as approved originally by shareholders, provided that options granted under the Plan would become exercisable only after the optionee had completed one year of continuous employment with Meridian following the date of grant, except for certain terminations of employment as a result of general work force reductions. In February 1995, the Board of Directors approved amendments to the Plan which would qualify the Plan benefits as "performance-based compensation" under Section 162(m) of the Internal Revenue Code (the "Code") and thereby preserve Meridian's ability to deduct compensation paid in the future pursuant to the Plan. In addition, the proposed amendments would provide the Committee administering the Plan (the "Committee") discretion to waive the one-year continuous employment requirement for employees whose employment terminates prior to the expiration of such period in all cases and provide for the immediate exercisability of options upon a "change in control" of Meridian.

MATERIAL PLAN FEATURES

  The Plan, as initially approved by shareholders, authorizes the Committee to grant options for the purchase of up to three million shares of Common Stock and the proposed amendments to the Plan do not increase this amount. As of the date of this Proxy Statement, options to purchase an aggregate of 661,600 shares have been granted under the Plan.

  Under the Plan, both incentive stock options (as defined in Section 422 of the Code and nonqualified stock options may be granted to eligible employees (generally, all key employees of Meridian and its subsidiaries). All options must be granted at fair market value of a share of Common Stock on the date of option grant (or 110% of fair market value on the date of option grant in the case of certain 10% or greater shareholders). As of February 15, 1995, Meridian had approximately 400 key employees.

  Generally, an option may not be exercised within one year after the date of grant. If the proposed amendments to the Plan are approved by shareholders (see "Proposed Amendments," below), the Committee will have the discretion to waive this one-year requirement in the event of termination of employment and the requirement will be waived automatically in the event of a "change in control" of Meridian. Incentive stock options granted under the Plan may be exercised for up to 10 years (5 years in the case of certain 10% or greater shareholders) after the date of grant. Nonqualified stock options granted under the Plan may be exercised for up to 10 years and one month after the date of grant. The aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. If the proposed amendments to the Plan are approved by shareholders (see "Proposed Amendments," below), the maximum number of shares with respect to which options can be granted to any individual during any twelve-month period cannot exceed 100,000. No option may be transferred by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable during the optionee's lifetime only by the optionee. Any shares as to which an option expires, lapses unexercised, or is terminated or canceled, may be subject to a new option.

  At the election of the holder of a nonqualified option and subject to the rules established by the Committee, any required withholding taxes may be satisfied by Meridian withholding shares of Common Stock issued on the exercise of a nonqualified stock option that have a fair market value equal to or less than any required withholding taxes, delivery by the holder to Meridian of sufficient Common Stock to satisfy the withholding obligation, or delivery by the holder to Meridian of sufficient cash to satisfy the withholding obligations.

  The Board may amend, suspend or terminate the Plan at any time without shareholder approval, subject to the requirements of applicable securities and tax laws; provided, however, that the Board may not, without shareholder approval, amend the Plan so as to (i) increase the number of shares subject to the Plan, (ii) change the class of eligible employees, or (iii) otherwise change the Plan in any manner deemed material under applicable federal securities laws. In addition, the Board may not modify or amend the Plan with respect to any outstanding option or impair or cancel any outstanding option without the consent of the affected optionee.

DISTRIBUTION TABLE

  The following table shows the aggregate number of option shares granted under the Plan since its adoption and the average per share exercise price for options granted under the Plan for (i) the executive officers named in the compensation tables beginning on page 19; (ii) all current executive officers as a group; (iii) all directors who are not executive officers, as a group;
(iv) each nominee for election as director; (v) each associate of such directors, executive officers or nominees; (vi) any person to receive 5% or more of the options; and (vii) all employees, including officers who are not executive officers, as a group, who are eligible to receive stock options.

                                                           OPTIONS GRANTED
                                                      --------------------------
                                                       NUMBER OF  EXERCISE PRICE
                                                      SHARES(/1/) PER SHARE(/2/)
                                                      ----------- --------------
Samuel A. McCullough, Chairman and CEO..............     50,000       $27.50
Ezekiel S. Ketchum, President and COO...............     30,000        27.50
David E. Sparks, Vice Chairman and Chief Financial
 Officer............................................     25,000        27.50
Russell J. Kunkel, Vice Chairman....................          0          --
John F. Porter, III, Chairman, Delaware Trust
 Company............................................      7,500        27.50
All executive officers, as a group (22 persons).....    266,800        27.86
All directors who are not executive officers, as a
 group (21 persons).................................          0          N/A
Nominees for election as a director:
DeLight E. Breidegam, Jr. ..........................          0          N/A
Harry Corless.......................................          0          N/A
Lawrence L. Karlson.................................          0          N/A
George W. Leighow...................................          0          N/A
Samuel A. McCullough................................       (/3/)        (/3/)
Lawrence R. Pugh....................................          0          N/A
George Strawbridge, Jr. ............................          0          N/A
Anita A. Summers....................................          0          N/A
Each associate of any of the above..................          0          N/A
All employees, including all current officers who
 are not executive officers, as a group (269
 persons)...........................................    661,600        27.64

- --------
(/1/) Does not include options granted under Meridian's prior stock option plan. (/2/) The exercise price represents the weighted average exercise price of options granted.
(/3/) See information above.

TAX CONSEQUENCES

  The Plan permits eligible employees of Meridian and its subsidiaries to receive grants of incentive stock options, which qualify for certain tax benefits. In addition, the Plan permits eligible employees of Meridian to receive grants of nonqualified stock options, which do not qualify for special tax benefits.

  The Plan is not a qualified plan under Section 401(a) of the Code. Meridian has been advised that, under the Code, the following federal income tax consequences will result when incentive stock options or nonqualified stock options, or any combination thereof, are granted or exercised, although the following is not intended to be a complete statement of the applicable law.

  INCENTIVE STOCK OPTIONS. An optionee generally will not be deemed to receive any income for federal tax purposes at the time an incentive stock option is granted, nor will Meridian be entitled to a tax deduction at that time. Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the shares by the optionee upon exercise, the optionee will recognize long-term capital gain or loss upon the sale of such shares equal to the difference between the amount realized on such sale and the exercise price.

  If the foregoing holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. If the sale price exceeds the fair market value on the date of exercise, the gain in excess of the ordinary income portion will be treated as either long-term or short-term capital gain, depending on whether the stock has been held for more than 12 months on the date of sale. Any loss on disposition is a long-term or short-term capital loss, depending upon whether the optionee had held the stock for more than 12 months. If Meridian cancels an option, the optionee recognizes income to the extent of the amount paid by Meridian to cancel the option over the optionee's basis in such option, if any.

  No income tax deduction will be allowed Meridian with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided that such shares are held at least two years after the date of grant and at least one year after the date of exercise. However, if those holding periods are not satisfied, Meridian generally will be entitled to deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares.

  The exercise of an incentive stock option could subject an optionee to alternative minimum tax liability for federal income tax purposes.

  NONQUALIFIED STOCK OPTIONS. An optionee will not be deemed to receive any income for federal tax purposes at the time a nonqualified stock option is granted, nor will Meridian be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will, in general, realize ordinary income in an amount equal to the excess of the market value of the shares at the time of exercise of the option over the option price of such shares. Meridian generally will be allowed a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee due to the exercise of a nonqualified stock option at the time of such recognition by the optionee. Upon the sale of shares acquired pursuant to the exercise of a nonqualified option, the optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee's basis in the shares. The capital gain or loss will be long-term gain or loss if the optionee has held the stock for more than twelve months. Meridian will not be entitled to a deduction with respect to any capital gain recognized by the optionee.

  STOCK-FOR-STOCK EXCHANGE. An optionee who exchanges a "statutory option stock" of Meridian in payment of the purchase price upon the exercise of an incentive stock option will be deemed to make a "disqualifying disposition" of the statutory option stock so transferred unless the applicable holding requirements (two years from the date of the grant and one year after the exercise of an incentive option) with respect to such statutory option stock are met before the transfer. The Code defines "statutory option stock" as including stock acquired upon the exercise of an incentive stock option. If an optionee exercises nonqualified stock options by exchanging previously-owned statutory option stock, the Internal Revenue Service has ruled that the optionee will not recognize gain on the disposition of the statutory option stock (assuming the holding period requirements applicable to such statutory option stock have been satisfied) because of the non-recognition rule of
Section 1036 of the Code.

  A copy of the full text of the Plan, as amended, is set forth as Exhibit A to this Proxy Statement and the description of the Plan included herein is qualified in its entirety by reference to Exhibit A.

PROPOSED AMENDMENTS

  Under amendments to the Code enacted in 1993, the allowable deduction to Meridian for compensation paid or accrued with respect to any of the five executives named in the summary compensation table is limited to $1,000,000 per year. Certain compensation, however, is exempt from this limitation, including "performance-based compensation." The Plan, as proposed to be amended, will not meet the requirements to qualify as providing "performance-based compensation" unless the Plan states the maximum number of shares with respect to which options may be granted to an individual during a specified period. In order to exempt compensation payable under the Plan from any limitation on Meridian's ability to obtain a deduction for such compensation, the Plan must be amended to provide for such maximum number and shareholders must approve such amendment. Accordingly, the Board of Directors has amended the Plan by adding a new Section 5.5 which, commencing January 1, 1995, limits to 100,000 (subject to pro rata adjustment in the event of stock dividends, stock splits and similar events) the number of options which can be granted to any employee during any period of twelve consecutive months.

  The Plan, as presently in effect, includes a requirement that, except for certain limited circumstances relating to general reductions of Meridian's work force, an option granted under the Plan becomes exercisable only after the employee has completed one year of continuous employment with Meridian immediately following the date of grant of the option. Under the Plan, options which are not exercisable at the date of termination of employment lapse. In addition, except in the case of retirement, death and disability, options which are otherwise exercisable lapse on the date of termination of employment. The Plan, as amended in Section 8.4, would expand the circumstances under which the one-year continuous employment requirement would not apply by granting the Committee authority to (i) waive the requirement on a case-by-case basis and permit the exercise of an option by a particular employee whose employment has terminated prior to satisfaction of the requirement and (ii) provide for a period of up to 24 months which such option may be exercised. The Board of Directors believes that this amendment will permit the Committee additional flexibility to address circumstances, other than general work force reductions, in which it might be inequitable to cause forfeiture of options previously granted to an employee.

  The Plan, as amended in Section 7.1, would also provide that options granted under the Plan would become exercisable immediately, without regard to the one-year continuous employment requirement, upon a "change in control" of Meridian. For purposes of the Plan, a "change in control" is defined in Section 7.1(b) of the Plan as (i) the acquisition by any person (except for Meridian or any of Meridian's employee benefit plans) of 19.9% or more of the combined voting power of Meridian's then outstanding securities, except as a result of share repurchases by Meridian or pursuant to a purchase directly from Meridian; (ii) execution of a binding written agreement (and approval by shareholders if legally required) providing for the sale, exchange, transfer or other disposition of substantially all of the assets of Meridian or Meridian Bank to an unrelated entity; (iii) approval by shareholders of a merger, consolidation, share exchange, division or other reorganization of Meridian unless (A) Meridian's shareholders continue to own at least 66 2/3% of the combined voting power of the resulting entity in substantially the same proportion as before the transaction; (B) members of Meridian's Board of Directors (except for any director who initially assumed office as a result of an actual or threatened proxy contest) continue to constitute at least 66 2/3% of the membership of the Board of Directors of the resulting entity; and (C) no person, with certain limited exceptions, has beneficial ownership of 19.9% or more of the combined voting power of the resulting entity; (iv) adoption of a plan of liquidation or dissolution of Meridian, other than pursuant to bankruptcy or insolvency laws; or (v) a change in the identity of a majority of the members of the Board of Directors over a two-year period unless the election of each new direction was approved by a vote of at least 66 2/3% of directors who were in office at the beginning of the period. The Board of Directors believes that providing that options will become exercisable immediately, without regard to the one-year continuous employment requirement, upon a "change in control" will promote the impartiality and objectivity of all Meridian's optionees in performing their duties without distraction in the event of a significant corporate transaction in which Meridian may not be the surviving entity.

NEW PLAN BENEFITS TABLE

  The following table shows the number of stock options ("Units") which were granted for 1994 pursuant to the Plan to (i) the executive officers named in the compensation tables beginning on page 19; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.

                               NEW PLAN BENEFITS

                                                     1993 STOCK OPTION PLAN
                                                 -------------------------------
                NAME AND POSITION                NUMBER OF UNITS DOLLAR VALUE($)
                -----------------                --------------- ---------------
  Samuel A. McCullough..........................      50,000           N/A
   Chairman and
   Chief Executive Officer
  Ezekiel S. Ketchum............................      30,000           N/A
   President and COO
  David E. Sparks...............................      25,000           N/A
   Vice Chairman and
   Chief Financial Officer
  Russell J. Kunkel.............................         -0-           N/A
   Vice Chairman
  John F. Porter, III...........................       7,500           N/A
   Chairman, Delaware Trust Company
  All executive officers, as a group
   (22 persons).................................     266,800           N/A
  All directors who are not executive
   officers, as a group (22 persons)............         -0-           N/A
  All employees, including all
   current officers who are not
   executive officers, as a group
   (269 persons)................................     661,600           N/A

RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN. The affirmative vote of a majority of all votes cast at the Meeting is required to approve this proposal. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted "FOR" approval of this proposal unless a shareholder specifies to the contrary on such shareholder's proxy card.

                                  MATTER NO. 3
                      RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors of Meridian, in accordance with the recommendation made by Meridian's Audit Committee, has appointed the firm of KPMG Peat Marwick, independent auditors, to provide certain accounting services for Meridian and its subsidiaries during fiscal year 1995. Such appointment is being submitted to shareholders for ratification.

  KPMG Peat Marwick has audited the books of account and financial statements of Meridian or certain of its predecessors continuously since 1973. Meridian has been advised that neither the firm nor any of its partners possesses any other material direct or indirect relationship with Meridian, its subsidiaries or its officers or directors, in their capacities as such. Representatives of KPMG Peat Marwick are expected to attend the Meeting, will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS MERIDIAN'S INDEPENDENT AUDITORS FOR THE 1995 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Meeting is required to ratify the appointment. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted "FOR" ratification of the appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.

                                  MATTER NO. 4
                      SHAREHOLDER PROPOSAL TO PROVIDE FOR
                               CUMULATIVE VOTING

  George R. Yake and Samuel J. Yake, 45 Chestnut Road, Paoli, Pennsylvania 19301, who, at February 15, 1995, were, collectively, the holders of record or beneficially of 79 shares of Meridian's Common Stock, have given notice to Meridian that they will cause a resolution to be introduced from the floor at the Meeting. In accordance with the rules and regulations of the Securities and Exchange Commission, the proposed resolution and the supporting statement with respect thereto submitted by Messrs. Yake are set forth below:

    "RESOLVED, that the stockholders of Meridian Bancorp, Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

                                    REASONS

    "In 1994, 8,726,576 shares were cast in favor of our similar resolution.

    "Until 1986 Meridian stockholders enjoyed this important right.

    "It should also be remembered that cumulative voting is mandatory in all national banks and in many states.

    "Lewis D. Gilbert, dean of corporate shareholder activists, says: "We believe cumulative voting crucial because its institution in a corporation gives the minority a voice in proportion to its actual strength . . . because it changes a corporation from a monolith in which no opposition is brooked to a democracy in which criticism acts as a dynamic motive power.'

    "If you agree, please mark your proxy FOR this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

                         POSITION OF BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless a shareholder specifies to the contrary on such shareholder's proxy card.

  The same resolution, accompanied by a similar statement, was presented by Messrs. Yake to Meridian's shareholders at the prior five annual meetings of Shareholders and was disapproved at each of those meetings. The Board of Directors of Meridian continues to oppose this proposal for the following reasons.

  As indicated above, Meridian's shareholders voted at the 1986 Annual Meeting to amend Meridian's Articles of Incorporation to eliminate cumulative voting in elections of directors. The Board of Directors of Meridian continues to believe, as it believed in 1986 when it proposed the elimination of cumulative voting, that the function of the Board is to administer the affairs of Meridian for the benefit of all shareholders. The Board believes a director elected by a minority through cumulative voting may feel bound to act in a manner which he determines to be in the interests of the shareholders who elected him even though such action may not be in the best interests of Meridian and its shareholders as a whole.

  The Board of Directors also believes that cumulative voting could encourage factionalism and partisanship and introduce an element of discord on the Board, thus impairing the ability of directors to effectively work together for the best interests of Meridian and its shareholders. The present method, by which the holders of the majority of the shares of the Meridian's Common Stock can elect the Board, is guided by the principle of majority rule and, in the judgment of the Board, should be retained.

  For the foregoing reasons, the Board recommends a vote AGAINST the proposal.

  The affirmative vote of a majority of all votes cast at the Meeting is required for approval of this proposal. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting.

                        SHAREHOLDER PROPOSALS FOR 1996

  In accordance with the Bylaws of Meridian, shareholders may propose matters for consideration at annual meetings of shareholders by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Meridian not less than 30 days nor more than 50 days prior to such annual meeting (i.e., March 4, 1996 through March 24, 1996 if the 1996 Annual Meeting of Shareholders is held on April 23, 1996 as presently expected).

  Meridian's Annual Meeting of Shareholders for 1995 will be held on or about April 23, 1996. Any shareholder desiring to submit a proposal to be considered for inclusion in Meridian's 1996 proxy materials must submit such proposal or proposals in writing, addressed to Meridian at 35 North Sixth Street, Reading, Pennsylvania 19601, Attention--Secretary, on or before November 18, 1995.

                                 OTHER MATTERS

  The Board of Directors does not intend to bring any other matter before the Meeting and is not presently informed of any other business which others may bring before the Meeting. If any other matters should properly come before the Meeting, or any adjournment or adjournments thereof, however, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

  UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF MERIDIAN'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1994, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 MAY BE OBTAINED, WITHOUT CHARGE, FROM INVESTOR RELATIONS DEPARTMENT, MERIDIAN BANCORP, INC., P.O. BOX 1102, READING, PENNSYLVANIA 19603-1102.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ William L. Gaunt

                                          William L. Gaunt,
                                          Secretary

March 17, 1995

                  PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW.

                                                                       EXHIBIT A


                             MERIDIAN BANCORP, INC.
                             1993 STOCK OPTION PLAN
              (as amended and restated effective January 1, 1995)

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 ARTICLE
 -------
 Article 1.  PURPOSE OF THE PLAN..........................................  A-1
 Article 2.  DEFINITIONS..................................................  A-1
 Article 3.  ADMINISTRATION OF THE PLAN...................................  A-2
 Article 4.  COMMON STOCK SUBJECT TO THE PLAN.............................  A-3
 Article 5.  STOCK OPTIONS................................................  A-3
 Article 6.  ELIGIBILITY..................................................  A-4
 Article 7.  TERM AND EXERCISE OF OPTIONS.................................  A-4
 Article 8.  TERMINATION OF EMPLOYMENT....................................  A-7
 Article 9.  ADJUSTMENT PROVISIONS........................................  A-8
 Article 10. GENERAL PROVISIONS...........................................  A-8

ARTICLE 1. PURPOSE OF THE PLAN

  1.1 PURPOSE--The Meridian Bancorp, Inc. 1993 Stock Option Plan (the "Plan") is intended to provide key employees of Meridian Bancorp, Inc. (the "Corporation") and its Subsidiaries an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate key employees to make substantial contributions to the success of the business. Stock Options are granted under the Plan based on the Participant's level of responsibility and performance within the Corporation.

  1.2 Stock Options to be Granted--Incentive Stock Options within the meaning of Code Section 422(b) and Nonqualified Stock Options may be granted within the limitations of the Plan herein described.

ARTICLE 2. DEFINITIONS

  2.1 "Agreement"--The written instrument evidencing the grant of an Option. A Participant may be issued one or more Agreements from time to time, reflecting one or more Options.

  2.2 "Board"--The Board of Directors of the Corporation.

  2.3 "Code"--The Internal Revenue Code of 1986, as amended.

  2.4 "Committee"--The Committee which the Board appoints to administer the Plan.

  2.5 "Common Stock"--The common stock of the Corporation ($5.00 par value) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

  2.6 "Corporation"--Meridian Bancorp, Inc., a Pennsylvania corporation.

  2.7 "Employee"--Any key employee (including officers) of the Corporation or a Subsidiary.

  2.8 "Exchange Act"--The Securities Exchange Act of 1934, as amended.

  2.9 "Incentive Stock Option"--A stock option intended to satisfy the Requirements of Code Section 422(b).

  2.10 "Nonqualified Stock Option"--A stock option other than an incentive stock option.

  2.11 "Optionee"--A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

  2.12 "Participant"--An Employee selected by the Committee to receive a grant of an Option under the Plan.

  2.13 "Plan"--Meridian Bancorp, Inc. 1993 Stock Option Plan.

  2.14 "Retirement"--The attainment of age sixty-five as provided in the Meridian Bancorp, Inc. Employees' Retirement Plan.

  2.15 "Securities Act"--The Securities Act of 1933, as amended.

  2.16 "Stock Option" or "Option"--An award of a right to purchase Common Stock pursuant to the provisions of the Plan.

  2.17 "Subsidiary"--A subsidiary corporation as defined in Code Section 424(f) that is a subsidiary of the Corporation.

ARTICLE 3. ADMINISTRATION OF THE PLAN

  3.1 The Committee--The Plan shall be administered by a committee of the Board (the "Committee") composed of members of the Board (at least three in number) who are (a) "disinterested persons" within the meaning of Section 16(b) of the Exchange Act, and (b) "outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

  3.2 Powers of the Committee--

  (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Optionees and any person claiming under or through an Optionee, unless otherwise determined by a majority of the disinterested members of the Board.

  (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

    (i) select, based upon the recommendation of the Corporation's Chief Executive Office, the key Employees to be granted Options (it being understood that more than one Option may be granted to the same person);

    (ii) determine the number of shares subject to each Option;

    (iii) determine the date or dates when the Options will be granted;

    (iv) determine the purchase price of the shares subject to each Option in accordance with Article 5 of the Plan;

    (v) determine the date or dates when each Option may be exercised within the term of the Option specified pursuant to Article 7 of the Plan;

    (vi) determine whether or not an Option constitutes an Incentive Stock Option; and

    (vii) prescribe the form, which shall be consistent with the Plan, of the Agreement evidencing any Options granted under the Plan.

  3.3 Terms--The grant of an Option under the Plan shall be evidenced by an Agreement and may include any terms and conditions consistent with this Plan, as the Committee may determine.

  3.4 Liability--No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Options granted under this Plan.

ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN

  4.1 Common Stock Authorized--The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 3,000,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 9 of the Plan.

  4.2 Shares Available--The Common Stock to be issued upon exercise of Options granted under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be regranted subject to option under the Plan.

ARTICLE 5. STOCK OPTIONS

  5.1 Exercise Price--The exercise price of Common Stock shall be, in the case of an Incentive Stock Option, 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 6.2 of the Plan. The exercise price of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100 percent of the fair market value of one share of Common Stock on the date the Option is granted. The exercise price shall be subject to adjustment only as provided in Article 9 of the Plan.

  5.2 Limitation on Incentive Stock Options--The aggregate fair market value (determined as of the date an Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

  5.3 Determination of Fair Market Value--

  (a) During such time as Common Stock is not listed on an established stock exchange or exchanges but is listed in the NASDAQ National Market System, the fair market value per share shall be the closing sale price for the Common Stock on the day the Option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

  (b) During such time as the Common Stock is not listed on an established stock exchange or in the NASDAQ National Market System, fair market value per share shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock for the day of the grant, and if no "bid" and "asked" prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

  (c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the closing price of Common Stock on such stock exchange or exchanges on the day the Option is granted or, if no sale of Common Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

  (d) In the event that the Common Stock is not traded on an established stock exchange or in the NASDAQ National Market System, and no closing dealer "bid" and "asked" prices are available on the date of a grant, then fair market value will be the price established by the Committee in good faith.

  5.4 Cashless Exercise--In addition, at the request of the Participant and to the extent permitted by applicable law, the Corporation may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Corporation the exercise price of the Stock Options being exercised, and the Corporation, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

  5.5 Limitation on Grants--Commencing January 1, 1995, grants to any Employee under this Plan shall not exceed in the aggregate 100,000 Options during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 9 and by giving effect to any adjustment in other Options granted during the relevant 12 month period.

ARTICLE 6. ELIGIBILITY

  6.1 Participation--Options shall be granted only to persons who are Employees, as determined by the Committee, based upon the recommendation of the Chief Executive Officer (except as to himself) and ratified by a majority of the disinterested members of the Board.

  6.2 Incentive Stock Option Eligibility--Notwithstanding any other provision of the Plan, an individual who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 5.1 and 7.1 of the Plan are satisfied. For purposes of this Section 6.2, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

ARTICLE 7. TERM AND EXERCISE OF OPTIONS

  7.1 Termination--

  (a) Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement; provided, however, that
(i) each intended Incentive Stock Option granted to an individual described in
Section 6.2 of the Plan shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Except as otherwise provided in Section 8.4, each Option granted under the Plan shall become exercisable only after the earlier of the date on which (i) the Optionee has completed one year of continuous employment with the Corporation or a Subsidiary immediately following the date of the grant of the Option or (ii) a Change in Control occurs. The Committee at its discretion may provide further limitations on the exercisability of Options granted under the Plan. An Option may be exercised only during the continuance of the Optionee's employment, except as provided in Article 8.

  (b) For purposes of Section 7.1(a), a "Change in Control" shall be deemed to have occurred upon the happening of any of the following:

    (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (except for (1) the Corporation or any subsidiary of the Corporation, or (2) any of the Corporation's employee benefit plans (or any trust forming a part thereof) (the "Benefit Plan(s)")) is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities, other than pursuant to an excepted transaction described in Clause (iii) below;

    (ii) a binding written agreement is executed (and, if legally required, approved by the Corporation's shareholders) providing for a sale, exchange, transfer or other disposition of substantially all of the assets of the Corporation or of Meridian Bank to another entity, except to an entity controlled directly or indirectly by the Corporation;

    (iii) the shareholders of the Corporation approve a merger, consolidation, share exchange, division or other reorganization of or relating to the Corporation, unless:

      (A) the shareholders of the Corporation immediately before such merger, consolidation, share exchange, division or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange, division or reorganization at least 66 2/3% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation, share exchange, division or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, share exchange, division or reorganization; and

      (B) the individuals who, immediately before such merger, consolidation, share exchange, division or reorganization, are members of the Board (the "Incumbent Board"), continue to constitute at least two-thirds of the Board of Directors of the Surviving Corporation; provided, however, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for the purposes hereof, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
    Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; and

      (C) No Person (except (1) the Corporation or any subsidiary of the Corporation, (2) any Benefit Plan, (3) the Surviving Corporation or any subsidiary of the Surviving Corporation, or (4) any Person who, immediately prior to such merger, consolidation, share exchange, division or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities of the Corporation) has beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities immediately following such merger, consolidation, share exchange, division or reorganization;

    (iv) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

    (v) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that no individual shall be considered a member of the Board at the beginning of such period if such individual initially assumed office as a result of either an actual or threatened Election Contest or Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

  Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of (i) an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person or (ii) an acquisition of voting securities directly from the Corporation other than pursuant to any conversion of a security that was not acquired directly from the Corporation; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share repurchases by the Corporation and/or direct issuances by the Corporation and thereafter becomes the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than pursuant to a stock split, stock dividend or similar transaction), then a Change in Control shall be deemed to have occurred with respect to such Person under Clause (i).

  7.2 Exercise--

  (a) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. The purchase price shall be paid in full, in cash, upon the exercise of the Option, provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise his Option by tendering to the Corporation shares of Common Stock owned by him and having a fair market value equal to the cash exercise price applicable to his Option (with the fair market value of such stock to be determined in the manner provided in Section

5.3 hereof) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code
Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least one year.

  (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

ARTICLE 8. TERMINATION OF EMPLOYMENT

  8.1 Retirement--In the event of Retirement, an Option shall lapse at the earlier of the term of the Option or:

    (a) In the case of an Incentive Stock Option, three months from the date of Retirement; and

    (b) in the case of Options other than Incentive Stock Options, up to 24 months, at the discretion of the Committee, from the date of Retirement.

  8.2 Death or Total and Permanent Disability--In the event of termination due to death or total and permanent disability, the Option shall lapse at the earlier of the term of the Option or one year after termination due to such causes.

  8.3 Other Termination--Except as otherwise provided in Sections 8.4(a) and
(c), in the event of termination of employment for any reason other than is described in Section 8.1 or 8.2, all Options shall lapse as of the date of termination.

  8.4 Special Termination Provisions--

  (a) Notwithstanding anything herein to the contrary, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the one-year continuous employment requirement set forth in Section 7.1(a) and permit the exercise of an Option held by an Employee whose employment has terminated prior to the satisfaction of such requirement. Any such waiver may be made with retroactive effect provided it is made within 60 days following the Optionee's termination of employment.

  (b) In the event the Committee waives the continuous service requirement with respect to an Option and the circumstance of the Employee's termination is described in Section 8.1 or 8.2, the Option will lapse as otherwise provided in the relevant section.

  (c) Notwithstanding anything herein to the contrary, the Committee may, in its discretion, waive the lapse provisions of Section 8.3 and permit the exercise of an Option until a date which is the earlier of the expiration of the term of such Option or:

    (i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and

    (ii) in the case of Options other than Incentive Stock Options, up to 24 months from the date of termination.

ARTICLE 9. ADJUSTMENT PROVISIONS

  9.1 Share Adjustments--

  (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Subsection
(c) below, there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

  (b) If there shall be any other change in the number or kind of the outstanding shares of the stock of the Corporation, or of any stock or other securities in which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

  (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

  9.2 Corporate Changes--A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the Option or substitute its own options.

  9.3 Fractional Shares--Fractional shares resulting from any adjustment in Options pursuant to this Article 9 may be settled as a majority of the disinterested members of the Board or the Committee (as the case may be) shall determine.

  9.4 Binding Determination--To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted.

ARTICLE 10. GENERAL PROVISIONS

  10.1 Effective Date--The Plan shall become effective upon its adoption by the Board, provided that any grant of Option is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

  10.2 Termination of the Plan--Unless previously terminated by the Board of Directors, the Plan shall terminate on, and no Options shall be granted after, the tenth anniversary of its adoption by the Board.

  10.3 Limitation on Termination, Amendment or Modification

  (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that without the approval of the stockholders of the Corporation no amendment or modification shall be made by the Board which:

    (i) increases the maximum number of shares of Common Stock as to which Options may be granted under the Plan;

    (ii) changes the class of eligible Employees; or

    (iii) otherwise requires the approval of shareholders in order to maintain the exemption available under Rule 16b-3 (or any similar rule) under the Exchange Act.

  (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

  10.4 No Right to Employment--Neither anything contained in the Plan or in any instrument under the Plan nor the grant of any Option hereunder shall confer upon any Optionee any right to continue in the employ of the Corporation or of any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Optionee's employment at any time and for any reason.

  10.5 Withholding Taxes--

  (a) Subject to the provisions of Subsection (b), the Corporation will require that an Optionee, as a condition of the exercise of an Option, other than an Incentive Stock Option or any other person or entity receiving Common Stock upon exercise of an Option, pay or reimburse any taxes which the Corporation is required to withhold in connection with the exercise of the Option.

  (b) An Optionee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

    (i) it must be made prior to the date on which the amount of tax to be withheld is determined (the "Tax Date");

    (ii) it shall be irrevocable;

    (iii) it shall be subject to disapproval by the Committee;

    (iv) if the Optionee is an officer of the Corporation within the meaning of Section 16 of the Exchange Act (an "Officer"), such election may not be made within six months of the grant of the Option (except that this restriction shall not apply in the event of the death or disability of the Optionee prior to the expiration of the six-month period);

    (v) if the Optionee is an Officer, such election must be made either at least six months prior to the Tax Date or in the ten-day "window period" beginning on the third day following the release of the Corporation's quarterly or annual summary statement of revenues and earnings; and

    (vi) where the Tax Date of an Officer is deferred up to six months after the exercise of an Option, the full number of Option shares will be issued or transferred to him upon exercise, but he will be unconditionally obligated to tender back to the Corporation the proper number of shares of Common Stock on the Tax Date.

  10.6 Listing and Registration of Shares--

  (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

  (b) If a registration statement under the Securities Act with respect to the shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he is acquiring the shares for his own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED."

                                              [LOGO OF MERIDIAN APPEARS HERE]



                                              NOTICE OF
                                              1995 ANNUAL MEETING
                                              AND PROXY STATEMENT

[LOGO OF MERIDIAN APPEARS HERE]

                             MERIDIAN BANCORP, INC.

  I/we hereby appoint Wayne R. Huey, Jr., Paul W. McGloin and Thomas G. Strohm, or any one of them acting in the absence of others, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Meridian Bancorp, Inc. held of record by me/us on February 15, 1995, at the Annual Meeting of Shareholders to be held on April 25, 1995, or any adjournment thereof.

  This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
                                                                ---
ELECTION OF DIRECTORS, FOR MATTER NO. 2, FOR MATTER NO. 3 AND AGAINST MATTER
                       ---               ---                  -------
NO. 4. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

P
R
O
X
Y

     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE.
- --------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE "FOR" MATTERS 1, 2 AND 3
- --------------------------------------------------------------------------------
                                                   FOR                 WITHHELD
1. Election of Class III Directors                 [_]                   [_]

DeLight E. Breidegam, Jr., Harry Corless,
Lawrence C. Karlson, George W. Leighow,
Samuel A. McCullough, Lawrence R. Pugh,
George Strawbridge, Jr., and Anita A. Summers

(INSTRUCTION: TO WITHHOLD AUTHORITY
FOR ANY INDIVIDUAL STRIKE OUT NAME.)
                                                   FOR     AGAINST     ABSTAIN
2. Amendments to 1993                              [_]       [_]         [_]
    Stock Option Plan

3. Ratification of Auditors                        [_]       [_]         [_]

- --------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE "AGAINST" MATTER 4
- --------------------------------------------------------------------------------
                                                   FOR     AGAINST     ABSTAIN
4. Cumulative Voting                               [_]       [_]         [_]




               Dated: ____________________________________________________, 1995

               _________________________________________________________________
                                          Signature

               _________________________________________________________________
                                       Signature if held jointly.

                             PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.